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                        EXECUTIVE EMPLOYMENT AGREEMENT


     This Employment Agreement is made as of the 3rd day of February, 2000, between Markel Holdings, Inc. (the "Company"), and Nigel Rogers ("Executive") and is being entered into in anticipation of the completion of the transactions contemplated by the Agreement and Plan of Merger and Scheme of Arrangement dated as of August 15, 1999, as amended (the "Merger Agreement") between the Company and Terra Nova (Bermuda) Holdings, Ltd. ("Terra Nova") This Agreement shall become effective as of, and only if, the Effective Time, as defined in the Merger Agreement, occurs.

     The parties agree as follows:

     1.  Employment and Duties.  The Company employs the Executive as Executive
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Vice President-International Operations and as President and Chief Executive
Officer of the Company's subsidiary, Terra Nova or any other company or subsidiary which is a successor to Terra Nova. During the term of this Agreement Executive shall be nominated for election to the Company's Board of Directors and the Company shall use its reasonable best efforts to cause Executive to be elected and reelected to the Board. The Executive agrees to devote full time and attention during normal business hours to the business of the Company and its subsidiaries and affiliates and to perform duties normally and properly incident to his position and such further duties as may be assigned to him by the President or Board of Directors of the Company. The duties to be performed by the Executive under this Agreement shall be primarily performed by him in the London, England metropolitan area; provided, however, that the Executive shall travel to the extent reasonably necessary to perform his duties hereunder. The Executive shall not be required to reside or maintain a residence outside of the London metropolitan area.
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     2.  Term.  The Company employs the Executive and the Executive agrees to
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serve the Company until one year from the Effective Time.  This Agreement shall then automatically be extended to end on the last day of the then current calendar year and thereafter shall automatically be extended for additional terms of one (1) year, unless either party notifies the other in writing at least 60 days before the expiration of the term of this Agreement that it does not wish to extend the term. If the Company notifies the Executive that it does not wish to extend the term of this Agreement, the Company shall be deemed to have terminated Executive's employment without cause and Executive shall be entitled to the benefits specified in Paragraph 7(b) of this Agreement. If the Executive notifies the Company that Executive does not wish to extend the term of this Agreement, Executive shall be deemed to have voluntarily left the employ of the Company and, except as otherwise expressly set forth in Paragraph 7(c) if applicable, the Company's obligations to the Executive under this Agreement shall terminate.

     3.  Salary.  (a)  During the term of this Agreement, the Company shall pay
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or shall cause its subsidiaries to pay the Executive a salary at a rate of not less than four hundred sixty-two thousand dollars ($462,000) per year which sum shall be payable in monthly installments. The Executive shall be entitled to participate in the Company's bonus program and the Company agrees to review the Executive's salary no less frequently than annually. In the event of an increase in salary or the payment of a bonus, the other terms and conditions of this Agreement shall remain in full force and effect. The salary in effect at any given time is sometimes referred to in this Agreement as "Base Salary." There shall be withheld from all amounts due the Executive such income taxes, contributions and other amounts as may be required to be withheld under applicable law.

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          (b) As an inducement to Executive to execute this Agreement and enter into Employment with the Company, the Company shall make a Special Bonus payment to Executive in the amount of five million dollars ($5,000,000) in a combination of cash and the Company's common stock as reasonably determined by the Company's Board of Directors. One-half of the Special Bonus ("Earned Special Bonus") shall vest and be deemed earned at the Effective Time and the remainder shall vest in five equal increments every six-months from the Effective Time. Any unvested amount of the Special Bonus shall be forfeited in the event of Executive's termination of employment with the Company for whatever reason. For purposes of this section any stock award shall be valued at $184.78 per share.

     4.  Other Benefits.  During the term of this Agreement, the Executive shall
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be entitled to (i) participate in such employee benefit plans and programs as are generally available to other officers of the Company's United Kingdom based subsidiaries who hold positions of similar responsibility to those of Executive,
(ii) reimbursement, in accordance with policies and procedures established by the Company and its subsidiaries from time to time, for all items of expense reasonably and necessarily incurred by Executive on behalf of the Company, (iii) such holidays as are generally available to employees of the Company, (iv) five
(5) weeks of annual vacation leave, which shall be non-cumulative and not subject to compensation if not taken, and (v) perquisites as agreed by the Company's President.

     5.  Termination by Death or Disability.
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          (a) Should the Executive die during the term of employment, the
Company shall be obligated to pay any salary and benefits to which the Executive may be entitled until the end of the payroll period in which the death occurs, and the Company shall pay to the Executive's personal representatives amounts equal to and payable at the same time as the

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installments of Base Salary theretofore regularly paid to the Executive for a period of twelve months beginning as of the date of death.

          (b) If, due to physical or mental illness, Executive shall be disabled so as to be unable to perform any or all of the essential functions of his position hereunder, with or without a reasonable accommodation, which disability lasts for more than an uninterrupted period of at least 60 days or a total of at least 90 days in any calendar year, the Company may terminate Executive's employment without further liability under this Agreement except for those continuing obligations imposed upon the Company pursuant to any applicable long-term disability plan. After the date of termination, the Company shall pay to the Executive or the Executive's personal representatives amounts equal to and payable at the same time as the installments of Base Salary theretofore regularly paid to the Executive for a period of twelve months beginning as of the date of termination.

     The onset of a condition of disability under this Agreement shall be determined by the Board of Directors on the basis of (i) a written opinion of a licensed physician certified in his field of specialization and acceptable to the Board, or (ii) the receipt of, or entitlement by the Executive to disability benefits under any insurance policy or employee benefit plan provided or made available by the Company or its subsidiaries or under applicable laws.

     6.  Termination for Cause.  The Company, by action of its Board of
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Directors, may at any time elect to terminate its obligations under this
Agreement for "cause" and remove the Executive from employment. Termination for cause shall be made upon 30 days' written notice, and upon expiration of the 30-day notice period, all obligations of the Company to the Executive under this Agreement shall cease.

  For purposes of this Agreement "cause" shall be only the following:

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          (a)  continued and deliberate neglect by the Executive, after receipt of notice thereof, of employment duties other than as a result of Executive's physical or mental disability;

          (b) willful misconduct of the Executive in connection with the performance of his duties, including by way of example but not limitation, misappropriation of funds or property of the Company; securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or violation of any code of conduct or standards of ethics applicable to employees of the Company;

          (c) conduct by the Executive which may result in material injury to the reputation of the Company if the Executive were retained in his position with the Company, including by way of example but not limitation, commission of a felony, bankruptcy, insolvency or general assignment for the benefit of creditors;

          (d)  active disloyalty such as aiding a competitor; or

          (e)  a breach by the Executive of paragraph 8 or 9 of this Agreement.

     7.   Other Termination.
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          (a)  Except as otherwise expressly set forth in Section 7(c) below, if the Executive resigns or voluntarily leaves the employ of the Company, the Company's obligations to the Executive under this Agreement shall terminate and the Company shall have no further liability to the Executive under this Agreement; provided however if Executive voluntarily leaves the employ of the Company by virtue of the Company's failure to comply with the terms of this Agreement then the Executive shall be entitled to the identical benefits and compensation set forth in Section 7(b) hereof.

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          (b)  The Company, by action of its Board of Directors, may at any time elect to terminate its obligations under this Agreement and remove Executive from employment on 30 days notice. If the Company elects to terminate Executive's employment without cause, the Executive shall be entitled to receive, subject to compliance by the Executive with Sections 8 and 9 of this Agreement, the Base Salary due under this Agreement for a period of twenty four
(24) months from the date of termination.

          (c) Notwithstanding anything in this Agreement to the contrary, for the 12-month period commencing on the Effective Time, Executive may, upon not less than 60 days' written notice to the Company, voluntarily terminate his employment for any reason and be entitled to the following payments:

        i) Executive's full Base Salary through the date of termination (the "Earned Salary"), plus;

        ii) a cash amount (the "Severance Amount") equal to three times the sum of:

            1)   Executive's annual Base Salary; and

            2) the greater of (x) the highest bonus amount paid to or deferred by Executive in respect of any of the last three fiscal years of Terra Nova ending immediately prior to the Effective Time or (y) the amount that would have been payable to Executive as a target bonus for the last completed fiscal year of Terra Nova prior to the Effective Time; provided however that any "success fee" or special bonus paid in connection with the completion of the transactions contemplated by the Merger Agreement shall not be included; plus

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            3)   any vested amounts or benefits owing to Executive under Terra
                 Nova's otherwise applicable employee benefit plans and programs, including any compensation previously deferred by Executive (together with any accrued earnings thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (the "Accrued Obligations");

        minus an amount equal to the Earned Special Bonus paid to Executive pursuant to Section 3(b) above.

        iii) if Executive is entitled to receive the Severance Amount, Executive (and, to the extent applicable, his dependents) shall be entitled, after the date of termination until the earlier of (1) the third anniversary of the date of termination (the "End Date") or (2) the date Executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer, to continue participation in all of the Company's Executive and executive welfare and fringe benefit plans (the "Benefit Plans") and to receive such perquisites as were generally provided to Executive in accordance with the Company's policies and practices immediately prior to the Effective Time. To the extent any such benefits or perquisites cannot be provided under the terms of the applicable plan, policy or program, the Company shall provide a comparable benefit under another plan or from the Company's general assets. Executive's participation in the Benefit plans and eligibility for perquisites will be on the same terms and conditions that would have applied had Executive continued to be employed by the Company through the End Date.

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          The Earned Salary and Severance Amount shall be paid in cash or as otherwise reasonably directed by the Executive, based on a calculation of 36 equal installments, the first installment to be paid as soon as practicable but in no event more than 10 business days following the date of termination (or at such earlier date as may be required by law), each of the subsequent 22 installments to be paid on the same date of each calendar month following the first payment and the final 13 installments to be paid as a lump sum on the same date of the calendar month following the 23/rd/ payment; provided that any unpaid installments shall be immediately paid as a lump sum in the event of death or disability of the Executive or a Change in Control of the Company or its successor. Accrued Obligations shall be paid in accordance with the terms of the applicable plan, program or arrangement. For purposes of this Section 7(c), "Change in Control" of the Company means a change, as a result of a sale, merger or other similar transaction or pursuant to a proxy contest, in a majority of the Board of Directors of the Company who are directors at the Effective Time.

          (d) Except as expressly provided in the last sentence of this Section 7(d), the amounts payable to Executive pursuant to this Section 7 following termination of his employment shall be in full and complete satisfaction of Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to Executive in connection with this Agreement or otherwise in connection with Executive's employment with the Company and its subsidiaries. Nothing in this Section 7(d) shall be construed to release the Company from its commitment to indemnify Executive and hold Executive

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harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or Executive of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which Executive served at the request of the Company to the maximum extent permitted by applicable law.

     8.   Confidential Information and Trade Secrets.  As consideration for and
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to induce the employment of the Executive by the Company, the Executive agrees that:

          (a) Except to the extent such information is generally known to the public or in the industry in which the Company and its subsidiaries and corporate affiliates are engaged all information relating to or used in the business and operations of the Company and its subsidiaries and corporate affiliates (including, without limitation, marketing methods and procedures, customer lists, lists of professionals referring customers to the Company and its subsidiaries and corporate affiliates, sources of supplies and materials and business systems and procedures), whether prepared, compiled, developed or obtained by the Executive or by the Company or any of its subsidiaries or corporate affiliates prior to or during the term of this Agreement, are and shall be confidential information and trade secrets ("Confidential Information") and the exclusive property of the Company, its subsidiaries and corporate affiliates.

          (b) All records of and materials relating to Confidential Information, whether in written form or in a form produced or stored by any electrical or mechanical means or process and whether prepared, compiled or obtained by the Executive or by the Company or any of its subsidiaries or corporate affiliates prior to or during the term of this Agreement, are and shall be the exclusive property of the Company or its subsidiaries or corporate affiliates, as the case may be.

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          (c)  Except in the regular course of his employment or as the Company may expressly authorize or direct in writing, the Executive shall not, during or after the term of this Agreement and his employment by the Company, copy, reproduce, disclose or divulge to others, use or permit others to see any Confidential Information or any records of or materials relating to any such Confidential Information. The Executive further agrees that during the term of this Agreement and his employment by the Company he shall not remove from the custody or control of the Company of its subsidiaries or corporate affiliates any records of or any materials relating to such Confidential Information and that upon the termination of this Agreement he shall deliver the same to the Company and its subsidiaries and corporate affiliates.

     9.   Covenants.
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          (a)  As consideration for and to induce the employment of the
Executive by the Company, the Executive agrees that, except in the regular course of his employment or as the Company may expressly authorize or direct in writing, the Executive shall not, during the term of this Agreement and for a period of two (2) years immediately following the termination of this Agreement (the "Restriction Period"), directly or indirectly, either as an individual for his own account, as a partner or joint venturer with any other person or entity, as an employee, consultant, advisor, agent or representative of any other person or entity or as an officer, director or shareholder of any corporation, (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or serve as an employee, consultant, advisor, agent or representative of any corporation, association, partnership, proprietorship or other business entity that is engaged in any business activity, directly or indirectly, in competition with any of the business operations or activities of the

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Company or any of its subsidiaries or corporate affiliates, or (ii) employ or offer to employ or retain the services of any officer, employee or agent then employed or retained by the Company or any of its subsidiaries or corporate affiliates or induce, encourage or solicit any such officer, employee or agent to leave the employment or service of the Company or any of its subsidiaries or corporate affiliates. This provision shall not, however, restrict the Executive from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such business or enterprise which is or might be directly or indirectly in competition with any of the business operations or activities of the Company or any of its subsidiaries or corporate affiliates,

          (b) during the Employment Period and the Restriction Period, Executive shall not directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate employment with such entity, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to the person who is or was employed by the Company or a subsidiary thereof unless such person shall have ceased to be employed by such entity for a period of at least 6 months.

     10.  Survival of Covenants and Remedies.  The agreements made by the
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Executive in paragraphs 8 and 9 shall survive the termination of this Agreement and the Executive's employment. Each such agreement by the Executive shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement of the provisions of paragraphs 8 or 9. The Executive acknowledges and agrees

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that the scope and duration of the provisions of paragraphs 8 and 9 are reasonable in light of Executive's position and responsibilities and that the Company will sustain irreparable injury in the event of a breach or threatened breach by the Executive of the provisions of paragraphs 8 or 9 and that the Company does not and will not have any adequate remedy at law for such breach or threatened breach. Accordingly, the Executive agrees that if he breaches or threatens to breach any such covenant or agreement, the Company shall be entitled to immediate injunctive relief. The foregoing shall not, however, be deemed to limit the Company's remedies at law or in equity for any such breach or threatened breach.

     11.  Notices.  All notices, consents and other communications under this
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Agreement shall be in writing and shall be deemed to have been given, delivered or made when delivered personally or when mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the Company at its principal office in Richmond, Virginia, and to the Executive at his residence as shown upon the employment records of the Company, or to such other address as either party may be notice specify to the other.

     12.  Modifications.  No provision of this Agreement, including any
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provision of this paragraph, may be modified, deleted or amended in any manner except by an agreement in writing executed by Executive and the Company.

     13.  Benefit.  All of the terms of this Agreement shall be finding upon,
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inure to the benefit of and be enforceable by the Company and its successors and assigns and by the Executive and his heirs and personal representatives.

     14.  Construction; Entire Agreement.  This Agreement is executed and
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delivered in the Commonwealth of Virginia and shall be construed and enforced in accordance with the laws of such state. This Agreement constitutes the entire agreement between the parties

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hereto with respect to the matters referred to herein and supersedes all previous agreements between Executive and Terra Nova and/or its subsidiaries. No other agreement relating to the terms of Executive's employment by the Company, Terra Nova or any of its subsidiaries, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences.

     15.  Severability.  The invalidity or unenforceability of any provision of
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this Agreement shall not affect the validity or enforceability of any other provision.

     In addition, if, at the time of enforcement of this Agreement, a court holds that any restriction stated in this Agreement is unreasonable under the circumstances then existing, the parties agree that the maximum restriction reasonable under such circumstances shall be substituted for the stated restriction.

     16.  Headings.  The underlined headings provided in this Agreement are for
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convenience only and shall not affect the interpretation of this Agreement.

     17.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original.

______________________________                Markel Holdings, Inc.
Executive
                                              By:_________________________

                                              Title:______________________

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